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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 14, 2000 except for the subsequent events described in
Note 12, as to which the date is April 26, 2000, relating to the financial statements of InternetConnect, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Woodland Hills, California
April 26, 2000